                                                                  EXHIBIT 4.2


=============================================================================





                        FLORIDA PUBLIC UTILITIES COMPANY

                                       TO

                                 SUNTRUST BANK,
                                     TRUSTEE






                        FOURTEENTH SUPPLEMENTAL INDENTURE

                          DATED AS OF SEPTEMBER 1, 2001




       PROVIDING FOR THE ISSUANCE OF ___% INSURED SECURED QUARTERLY NOTES
                                       AND
                           SUPPLEMENTING AND MODIFYING
                                       THE
                     INDENTURE OF MORTGAGE AND DEED OF TRUST

                          DATED AS OF SEPTEMBER 1, 1942



           THIS IS A SECURITY AGREEMENT COVERING PERSONAL PROPERTY AS
             WELL AS A MORTGAGE UPON REAL ESTATE AND OTHER PROPERTY



=============================================================================


                                               TABLE OF CONTENTS

SECTION                                                     HEADING                                         PAGE
-------                                                     -------                                         ----
ARTICLE 1         BONDS OF THE 2031 SERIES ...................................................................5

       Section  1.01.   Establishment of Bonds of the 2031 Series ............................................5
       Section  1.02.   Terms of the Bonds of the 2031 Series ................................................5
       Section  1.03.   Redemption Provisions for Bonds of the 2031 Series ...................................7
       Section  1.04.   Form of Bonds of the 2031 Series .....................................................7
       Section  1.05.   Renewal and Replacement Fund ........................................................13
       Section  1.06.   Restriction on Payment of Dividends on Common Stock .................................13
       Section  1.07.   Extension of Certain Covenants to Bonds of the 2031 Series ..........................14
       Section  1.08.   Duration of Effectiveness of Article 1 ..............................................14

ARTICLE 2         CREDITS WITH RESPECT TO BONDS OF THE 2031 SERIES...........................................14

ARTICLE 3         ADDITIONAL COVENANTS OF THE COMPANY .......................................................16

ARTICLE 4         MODIFICATION OF THE ORIGINAL INDENTURE ....................................................16

ARTICLE 5         BONDS OUTSTANDING .........................................................................16

ARTICLE 6         SUNDRY PROVISIONS .........................................................................17

Signature         ...........................................................................................19

             This is a Security Agreement covering Personal Property
            as well as a Mortgage upon Real Estate and Other Property



                        FOURTEENTH SUPPLEMENTAL INDENTURE

     THIS FOURTEENTH SUPPLEMENTAL INDENTURE, dated for convenience as of September 1, 2001 (the "Fourteenth Supplemental Indenture") between FLORIDA PUBLIC UTILITIES COMPANY, as Debtor (its Federal tax number being 58-0466330), a Florida corporation (hereinafter sometimes called the "Company"), whose mailing address is P.O. Box 3395, West Palm Beach, Florida 33402-3395, and the address of its principal place of business is 401 South Dixie Highway, West Palm Beach, Florida 33401, party of the first part, and SUNTRUST BANK (as successor to Continental Illinois National Bank and Trust Co. of Chicago and First National Bank in Palm Beach, hereinafter sometimes called the "Trustee"), as Mortgagee and Secured Party (its Federal tax number being 59-1424500), a corporation duly organized and existing under the laws of the State of Georgia, having a place of business at 225 East Robinson Street, Suite 250, P.O. Box 44, Orlando, Florida 32802-0044.

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture of Mortgage and Deed of Trust dated as of September 1, 1942 (hereinafter called the "Original Indenture"), to secure, as provided therein, its bonds (in the Original Indenture and herein called the "Bonds"), to be designated generally as its "First Mortgage Bonds", and to be issued in one or more series as provided in the Original Indenture; and

     WHEREAS, the Company has heretofore executed and delivered to the Trustee thirteen indentures supplemental to the Original Indenture as follows: the First Supplemental Indenture dated as of December 1, 1945 (hereinafter sometimes called the "First Supplemental Indenture"), the Second Supplemental Indenture dated as of March 1, 1948 (hereinafter sometimes called the "Second Supplemental Indenture"), the Third Supplemental Indenture dated as of August 1, 1954 (hereinafter sometimes called the "Third Supplemental Indenture"), the Fourth Supplemental Indenture dated as of August 1, 1956 (hereinafter sometimes called the "Fourth Supplemental Indenture"), the Fifth Supplemental Indenture dated as of September , 1958 (hereinafter sometimes called the "Fifth Supplemental Indenture"), the Sixth Supplemental Indenture dated as of July 1, 1959 (hereinafter sometimes called the "Sixth Supplemental Indenture"), the Seventh Supplemental Indenture dated as of June 1, 1963 (hereinafter sometimes called the "Seventh Supplemental Indenture"), the Eighth Supplemental Indenture dated as of June 1, 1965 (hereinafter sometimes called the "Eighth Supplemental Indenture"), the Ninth Supplemental Indenture dated as of July 1, 1972 (hereinafter sometimes called the "Ninth Supplemental Indenture"), the Tenth Supplemental Indenture dated as of July 1, 1975 (hereinafter sometimes called the "Tenth Supplemental Indenture"), the Eleventh Supplemental Indenture dated as of June 1, 1983 (hereinafter sometimes called the "Eleventh Supplemental Indenture"), the Twelfth Supplemental Indenture dated as of May 1, 1988, the Twelfth Supplemental Indenture dated as of May 1, 1988 (hereinafter sometimes called the "Twelfth Supplemental Indenture") and the Thirteenth Supplemental Indenture dated as of June 1, 1992 (hereinafter sometimes called the "Thirteenth Supplemental Indenture"), each of which supplemental indentures provided for the creation of a new series of First Mortgage Bonds and said First, Second, Sixth, Twelfth and

Thirteenth Supplemental Indentures modified certain provisions of the Original Indenture and the First Supplemental Indenture; and

     WHEREAS, pursuant to the Original Indenture, as so supplemented and modified, there have been executed, authenticated, delivered and issued and there are outstanding as of the date of execution of this Fourteenth Supplemental Indenture, First Mortgage Bonds of series and principal amounts as follows:


                 TITLE                   ISSUED            OUTSTANDING
                 -----                   ------            -----------
        10.03% Series due 2012         $ 5,500,000         $ 5,500,000
        9.57% Series due 2012          $10,000,000         $10,000,000
        9.08% Series due 2022          $ 8,000,000         $ 8,000,000


which constitute the only Bonds outstanding under the Original Indenture, as supplemented and modified by the First, Second, Sixth, Twelfth and Thirteenth Supplemental Indentures and as supplemented by the Third, Fourth, Fifth, Seventh, Eighth, Ninth, Tenth and Eleventh Supplemental Indentures; and

     WHEREAS, the Board of Directors of the Company has established pursuant to Section 2.03 of said Original Indenture a new series of Bonds to be
designated First Mortgage Bonds,   % Series due 2031 (hereinafter sometimes
referred to as the "Bonds of the 2031 Series") in the principal amount of Fifteen Million Dollars ($15,000,000) and has authorized the issue of said Bonds pursuant to the provisions of Article 3 of the Original Indenture, as supplemented and modified; and

     WHEREAS, since the execution and delivery by the Company of the Thirteenth Supplemental Indenture, the Company has acquired certain additional properties which by the terms of the Original Indenture, as supplemented and modified, are subject to the lien thereof; and

     WHEREAS, Section 16.01 of the Original Indenture provides, among other things, that the Company may execute and file with the Trustee and the Trustee at the request of the Company shall join in indentures supplemental to the Original Indenture and which thereafter shall form a part thereof, for the purposes, among others, of (a) describing the terms of any new series of Bonds as established by resolution of the Board of Directors of the Company pursuant to Section 2.03 of the Original Indenture, (b) subjecting to the lien of the Original Indenture, as supplemented and modified, or perfecting the lien thereof upon, any additional properties of any character, (c) adding to the covenants and agreements of the Company such further covenants or agreements as the Board of Directors of the Company shall consider to be for the protection of the trust estate and of the holders of the Bonds and (d) providing for modifications in the Original Indenture, subject to certain conditions; and

     WHEREAS, the Company is making provisions for the issuance and sale of its Secured Insured Quarterly Notes due 2031 (the "Notes"), to be issued under an Indenture of Trust (the "Note Indenture") to be dated as of September 1, 2001 between the Company and SunTrust Bank as trustee (the "Note Trustee") and to be secured by Bonds of the 2031 Series (as defined below); and

     WHEREAS, the Company desires to execute this Fourteenth Supplemental Indenture and hereby requests the Trustee to join in this Fourteenth Supplemental Indenture for the purpose of describing the terms of the Bonds of the 2031 Series and of subjecting to the lien of the Original Indenture, as supplemented and modified, the additional properties acquired by the Company since the execution and delivery of the Thirteenth Supplemental Indenture, of modifying certain provisions of the Original Indenture, as supplemented and modified, (the Original Indenture, as supplemented and modified by the First, Second, Sixth, Twelfth, Thirteenth and by this Fourteenth Supplemental Indenture and as supplemented by the Third, Fourth, Fifth, Seventh, Eighth, Ninth, Tenth and Eleventh Supplemental Indentures being herein sometimes called the "Indenture") and of adding to the covenants and agreements of the Company in the Indenture contained other covenants and agreements hereafter to be observed by the Company; and

     WHEREAS, all conditions necessary to authorize the execution, delivery and recording of this Fourteenth Supplemental Indenture and to make this Fourteenth Supplemental Indenture a valid and binding Indenture of Mortgage for the security of the Bonds of the Company issued or to be issued under the Indenture have been complied with or have been done or performed.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH, that in order to secure the payment of the principal of and premium, if any, and interest on all Bonds at any time issued and outstanding under the Indenture, according to their tenor, purport and effect, and to secure the performance and observance of all the covenants and conditions in said Bonds and in the Indenture contained and for and in consideration of the premises and of the mutual covenants herein contained and of the purchase and acceptance of the Bonds of the 2031 Series by the holders or registered owners thereof, and of the sum of One Dollar ($1.00) lawful money of the United States of America duly paid to the Company by the Trustee at or before the ensealing and delivery hereof, and for other valuable considerations, the receipt whereof is hereby acknowledged, Florida Public Utilities Company has executed and delivered this Fourteenth Supplemental Indenture, and has granted, bargained, sold, aliened, remised, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, alien, remise, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto SunTrust Bank, a Georgia corporation, as Trustee, and to its successor in the trust, and to its assigns forever, all property real, personal or mixed, described in the Original Indenture and thereby conveyed or mortgaged or intended so to be, including all such property acquired since the execution and delivery of said Original Indenture which by the terms of said Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture, the Eleventh Supplemental Indenture, Twelfth Supplemental Indenture, Thirteenth Supplemental Indenture, and this Fourteenth Supplemental Indenture is subjected or is intended to be subjected to the lien of the Indenture.

     Together with all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid properties or any part thereof, with the reversion and reversions, remainder and remainders, tolls, rents, revenues, issues, income, product and profits thereof, and all the estate, right, title, interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid properties and every part and parcel thereof.

     Expressly Excepting and Excluding, however, from this Fourteenth Supplemental Indenture and from the lien and operation of the Indenture:

     (a) any and all property of the character expressly excepted and excluded from (i) the Original Indenture and from the lien and operation thereof by subdivisions (b) to (h), both inclusive, of
     Part IX of Schedule A thereto and (ii) the Original Indenture as supplemented and modified by the First, Second, Sixth, Twelfth and Thirteenth Supplemental Indentures and as supplemented by the Third, Fourth, Fifth, Seventh, Eighth, Ninth, Tenth and Eleventh Supplemental Indentures and from the lien and operation thereof as provided in the Granting Clauses of said First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth and Thirteenth Supplemental Indentures; and

     (b) all property which has been released by the Trustee or otherwise disposed of by the Company free from the lien of the Original Indenture, as supplemented and modified by the First, Second, Sixth, Twelfth and Thirteenth Supplemental Indentures and as supplemented by the Third, Fourth, Fifth, Seventh, Eighth, Ninth, Tenth and Eleventh Supplemental Indentures, in accordance with the provisions thereof.

     TO HAVE AND TO HOLD all said properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee, and their successors in the Trust and their assigns forever.

     SUBJECT, HOWEVER, to the exceptions and reservations and matters hereinabove recited; and to any permitted liens as defined in Section 1.05(a) of the Original Indenture, and liens existing on any property hereafter acquired by the Company at the time of such acquisition and permitted by
Section 5.04 of the Original Indenture, as modified by the First Supplemental Indenture.

     IN TRUST, NEVERTHELESS, upon the terms and trusts in the Indenture set forth for the equal and proportionate benefit and security of all present and future holders of the Bonds and coupons issued and to be issued under the Indenture, or any of them, without preference or priority of any said Bonds or coupons over any others thereof, or of the Bonds and coupons of any particular series over the Bonds and coupons of any other series, by reason of priority in the time of issue, sale or negotiation thereof or by reason of the purpose of issue or otherwise howsoever, except as otherwise provided in
Section 9.29 of the Original Indenture.

     AND THIS INDENTURE FURTHER WITNESSETH, that the Company for itself and its successors, does hereby covenant and agree to and with the Trustee and their successors in said trust, for the benefit of those who shall hold the Bonds and coupons of any of them, as follows:

                                    ARTICLE 1
                            BONDS OF THE 2031 SERIES

     Section 1.01. Establishment of Bonds of the 2031 Series. There shall be, and is hereby created a new series of Bonds, known as and entitled "First Mortgage Bonds, _____% Series due 2031", and the form thereof shall be substantially as hereinafter set forth in Section 1.04 hereof.

     The principal amount of the 2031 Series is limited to Fifteen Million Dollars ($15,000,000) in principal amount of such Bonds to be initially issued upon compliance by the Company with the provisions of Section 3.03 and/or Section 3.04 of the Original Indenture, as supplemented and modified, and to the Bonds of the 2031 Series issued in exchange or substitution for outstanding Bonds of said Series under the provisions of the Original Indenture and of this Fourteenth Supplemental Indenture.

     Section 1.02. Terms of the Bonds of the 2031 Series. The definitive
Bonds of the 2031 Series shall be issued only as registered Bonds without coupons of the denomination of $1,000 or any multiple thereof, numbered RN 1 upwards. Notwithstanding the provisions of Section 2.08 of the Indenture or any other provisions of the Indenture, the date of authentication of the first Bonds of the 2031 Series issued upon original issuance shall be the date of the commencement of the first interest period for Bonds of the 2031 Series. All Bonds of the 2031 Series shall mature October 1, 2031, and shall bear interest at the rate of ______% per annum until the payment of the principal thereof, such interest to be payable quarterly on January 1, April
1, July 1 and October 1 in each year commencing January 1, 2002; provided, however, that the Company shall receive certain credits against principal and interest as set forth in Section 2.1 hereof. Subject to the provisions of
Section 2.1 below, both principal of and interest on the Bonds of the 2031 Series will be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts. Principal of, premium, if any, and interest on Bonds of the 2031 Series will be payable at the principal corporate trust office of the Trustee in the City of Orlando, Florida, except that, in the case of the redemption as a whole at any time of Bonds of the 2031 Series then outstanding, the Company may designate in the redemption notice other offices or agencies at which, at the option of the registered holders, Bonds of the 2031 Series may be surrendered for redemption and payment. Interest on the Bonds of the 2031 Series may be paid by checks payable to the order of the respective holders entitled thereto, and mailed by the Trustee by first class mail, postage prepaid, to such holders at their respective registered addresses as shown on the Bond register for the Bonds of the 2031 Series, in each case to the holder of record on the record date as hereinbelow defined.

     The person in whose name any Bond of the 2031 Series is registered at the close of business on any record date (as hereinbelow defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Bond of the 2031 Series upon any transfer or exchange thereof (including any exchange effected as an incident to a partial redemption thereof) subsequent to the record date and prior to such interest payment date, except that, if and to the extent that the Company shall default in the payment of the interest due on such interest payment date, then the registered holders of Bonds of the 2031 Series on such record date shall have no further right to or claim in respect of such defaulted interest as such registered holders on such record date, and the persons entitled to receive payment of any defaulted interest thereafter payable or paid on any Bonds of the 2031 Series shall be the registered holders of such Bonds of the 2031 Series on the record date for payment of such defaulted interest. The term "record date" as used in this Section 1.02, and in the form of the Bonds of the 2031 Series, with respect to any interest payment date applicable to the Bonds of the 2031 Series, shall mean the December 15 next preceding a January 1 interest payment date, or the March 15 next preceding an April 1 interest payment date, or the June 15 next preceding a July 1 payment, or the September 15 next preceding an October 1 interest payment date, as the case may be, or such record date established for defaulted interest as hereinafter provided.

     In case of failure by the Company to pay any interest when due the claim for such interest shall be deemed, to have been transferred by transfer of any Bond of the 2031 Series registered on the books of the Company and the Company, by not less than 10 days written notice to bondholders, may fix a subsequent record date for determination of holders entitled to payment of such interest. Such provision for establishment of subsequent record date, however, shall in no way affect the rights of bondholders or of the Trustee consequent on any default.

     Except as provided in this Section 1.02, every Bond of the 2031 Series shall be dated as provided in Section 2.08 of the Original Indenture. However, so long as there is no existing default in the payment of interest on the Bonds of the 2031 Series, all Bonds of the 2031 Series authenticated by the Trustee between the record date for any interest payment date and such interest payment date shall be dated such interest payment date and shall bear interest from such interest payment date; provided, however, that if and to the extent that the Company shall default in the interest due on such interest payment date, then any such Bond of the 2031 Series shall bear interest from the January 1, April 1, July 1 or October 1, as the case may be, to which interest has been paid, unless such interest payment date is October 1, 2001, in which case from the date of authentication of the first Bonds of the 2031 Series issued upon original issuance. Bonds of the 2031 Series shall be transferable and exchangeable, but only as provided in the Indenture and the Note Indenture.

     Bonds of the 2031 Series shall be transferable and exchangeable, but only as provided in the Indenture and the Note Indenture. Notwithstanding the provisions of Section 2.06 of the Original Indenture no charge shall be made for any exchange of Bonds of the 2031 Series for other Bonds of the 2031 Series of different authorized denominations or for any transfer of Bonds of the 2031 Series, except that the Company at its option may require the payment of a sum sufficient to reimburse it for any tax or other governmental charge incident thereto.

     The Trustee hereunder shall, by virtue of its office as such Trustee, be the registrar and transfer agent of the Company for the purpose of registering and transferring Bonds of the 2031 Series. Neither the Company nor the Trustee shall be required to make transfers or exchanges of Bonds of the 2031 Series for a period of ten days next preceding any designation of Bonds of the 2031 Series to be redeemed and neither the Company nor the Trustee shall be required to make transfers or exchanges of any bonds designated in whole for redemption or that part of any bond designated in part for redemption.

     Section 1.03. Redemption Provisions for Bonds of the 2031 Series. Subject to the provisions of the Note Indenture, the Bonds of the 2031 Series shall be subject to redemption prior to maturity as a whole at any time or in part from time to time at the option of the Company on or after October 1, 2006, at the following redemption prices, subject to the terms and conditions set forth in this Fourteenth Supplemental Indenture:

     If redeemed during the 12-month period beginning October 1:

                 Year                        Redemption Price
                 ----                        ----------------

                 2006                              101%
                 Thereafter                        100%

     The Company will deliver notice to each holder of the Bonds of the 2031 Series to be redeemed (by telecopy or other same-day written communication confirmed by the recipient, on a date at no less than 30 or more than 60 days prior to the date fixed for redemption of the Bonds of the 2031 Series) of the premium, if any, applicable to such redemption and the calculations, in reasonable detail, used to determine the amount of any such premium.

     Section 1.04. Form of Bonds of the 2031 Series. The Bonds of the 2031 Series and the Trustee's authentication certificate to be executed on the Bonds of said Series, shall be in substantially the following form:

                    [FORM OF FACE OF BOND OF THE 2031 SERIES]

No. RN                                                             $15,000,000

                        FLORIDA PUBLIC UTILITIES COMPANY
               INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA
                   FIRST MORTGAGE BOND,    % SERIES DUE 2031
                               DUE OCTOBER 1, 2031

     FLORIDA PUBLIC UTILITIES COMPANY, a Florida corporation (hereinafter sometimes called the "Company", which term shall include any successor corporation as defined in the Indenture hereinafter mentioned), for value received, hereby promises to pay to Suntrust Bank, as trustee under the Indenture of Trust dated as of September 1, 2001, between the Company and such trustee (the "Trustee") or registered assigns, Fifteen Million Dollars ($15,000,000) on October 1, 2031, and to pay to the registered owner hereof interest thereon from the date hereof if prior to January 1, 2002, or from the interest payment date next preceding the date of this bond, or from the date of this bond if it be an interest payment date, whichever date is the later, at the rate of ________________ per centum (______%) per annum, quarterly on the first day of January, on the first day of April, on the first day of July and on the first day of October in each year until payment of the principal hereof.

     The principal of, and the premium, if any, and the interest on, this bond will be paid in lawful money of the United States of America at the office of SunTrust Bank, a Georgia corporation (hereinafter sometimes called the "Trustee") in the City of Orlando, Florida, or of its successor in trust, and interest thereon will be paid in like lawful money at said office of the Trustee; provided, however, that interest on this bond may be paid (i) by check payable to the order of the registered holder entitled thereto and mailed by the Trustee by first class mail, postage prepaid, to such holder at his address as shown on the bond register for bonds of this series, or (ii) as otherwise provided by an agreement of the Company with such holder complying with Section 5.01 of the Fourteenth Supplemental Indenture (hereinafter described); provided, however, that any such payments of principal and interest shall be subject to receipt of certain credits against such payment obligations as set forth in the Fourteenth Supplemental Indenture dated as of September 1, 2001 referred to below.

     This bond shall not become or be valid or obligatory for any purpose until the authentication hereon shall have been signed by the Trustee.

     The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, FLORIDA PUBLIC UTILITIES COMPANY has caused these presents to be executed in its name and behalf by its President or a Vice President and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary, all as of ________________________.

                                    FLORIDA PUBLIC UTILITIES COMPANY,



                                    By:
                                       ---------------------------------------
                                        John T. English,
                                        President and Chief Executive Officer

ATTEST




------------------------------
Jack R. Brown, Secretary

                  [FORM OF REVERSE OF BOND OF THE 2031 SERIES]

     This Bond is one of the bonds, of a series designated as First Mortgage Bonds, ______% Series due 2031 (hereinafter sometimes referred to as "Bonds of the 2031 Series"), of an authorized issue of bonds of the Company; known as First Mortgage Bonds, not limited as to maximum aggregate principal amount except as otherwise provided in the Indenture hereinafter mentioned, all issued or issuable in one or more series (which several series may be of different denominations, dates and tenor) under and equally secured (except in so far as any sinking fund, improvement fund or other fund established in accordance with the provisions of said Indenture may afford additional security for the bonds of any specific series) by an Indenture dated as of September 1, 1942, duly executed and delivered by the Company to SunTrust Bank, as Trustee, as modified by the First Supplemental Indenture, dated as of December 1, 1945, by the Second Supplemental Indenture, dated as of March 1, 1948, by the Sixth Supplemental Indenture, dated as of July 1, 1959, by the Twelfth Supplemental Indenture, dated as of May 1, 1988, by the Thirteenth Supplemental Indenture, dated as of June 1, 1992, and by the Fourteenth Supplemental Indenture, dated as of September 1, 2001, and as supplemented by all other indentures supplemental thereto, to which Indenture and all indentures supplemental thereto (herein sometimes collectively referred to as the "Indenture") reference is hereby made for a description of the property mortgaged and pledged as security for said bonds, the rights and remedies of the registered owner of this bond in regard thereto, the terms and conditions upon which said bonds are secured thereby, the terms and conditions upon which said bonds may be issued thereunder and the rights, immunities and obligations of the Trustee under the said Indenture. This bond shall be deemed to be a contract made under the laws of the State of Florida, and for all purposes shall be governed by and construed in accordance with the laws of said State.

     Subject to the provisions of the Note Indenture, the Bonds of the 2031 Series shall be subject to redemption prior to maturity as a whole at any time or in part from time to time at the option of the Company on or after October 1, 2006, at the following redemption prices:

     If redeemed during the 12-month period beginning October 1:

                 Year                        Redemption Price
                 ----                        ----------------

                 2006                              101%
                 Thereafter                        100%

     The Company will deliver notice to each holder of the Bonds of the 2031 Series to be redeemed (by telecopy or other same-day written communication confirmed by the recipient, on a date no less than 30 days or more than 60 days prior to the date fixed for redemption of the Bonds of the 2031 Series) of the premium, if any, applicable to such redemption and the calculations, in reasonable detail, used to determined the amount of any such premium.

     Prior notice of the redemption of the Bonds of the 2031 Series (unless waived as provided in the Indenture) shall be given by mailing such notice by first class mail, postage prepaid, to the respective registered holders of such bonds not less than thirty (30) nor more than sixty (60) days prior to the redemption date; and otherwise as provided in Article 4 of the Original Indenture and Section 1.03 of the Fourteenth Supplemental Indenture.

     If this bond or any portion thereof (One Thousand Dollars ($1,000) or a multiple thereof) is called for redemption and payment duly provided for as specified in said Indenture, this bond or such portion thereof that is so redeemed shall cease to be entitled to the lien and security interest of said Indenture from and after the date payment is so provided and shall cease to bear interest from and after the date fixed for redemption.

     In the event of the selection for redemption of a portion only of the principal of this bond, payment of the redemption price will be made only (a) upon presentation of this bond for notation hereon of such payment of the portion of the principal of this bond so called for redemption, or (b) upon surrender of this bond in exchange for a bond or bonds in registered form (but only of authorized denominations), for the unredeemed balance of the principal of this bond, or (c) upon issuance of a check or upon the making of a wire transfer in the amount of the portions of the principal amount so redeemed payable to the order of the registered holder entitled thereto and, in the case of a check, mailed by the Trustee by first class mail, postage prepaid, to such holder at his address as shown on the bond register for Bonds of the 2031 Series, provided that in either case the holder shall have entered into an agreement with the Company as required by Section 5.01 of the Fourteenth Supplemental Indenture.

     To the extent permitted and as provided in said Indenture, modifications or alterations of said Indenture, or of any indenture supplemental thereto, and of the bonds issued thereunder, and of the rights and obligations of the Company and the rights of the bearers or registered owners of the bonds and coupons, may be made with the consent of the Company and with the written approvals or consents of the bearers or registered owners of not less than seventy-five per centum (75%) in principal amount of the bonds outstanding, including, if more than one series of bonds shall be at the time outstanding, not less than sixty per centum (60%) in principal amount of each series, provided, however, that no such alteration or modification shall, without the written approval or consent of the bearer or registered owner of any bond affected thereby, (a) impair or affect the right of such bearer or registered owner to receive payment of the principal of and premium, if any, and interest on any bond at the specified rate, on or after the respective due dates expressed in any bond, or to institute suit for the enforcement of any such payment on or after such respective dates, (b) permit the creation of any lien prior to or on a parity with the lien of said Indenture, or (c) reduce the percentage of the principal amount of the bonds upon the approval or consent of the bearers or registered owners of which modifications or alterations may be affected as aforesaid.

     This bond is transferable, but only as provided in the Indenture and in the Indenture of Trust dated as of September 1, 2001 between the Company and the Trustee, by the registered owner hereof in person or by his duly authorized attorney, at said office of the Trustee upon surrender of this bond for cancellation, duly endorsed with signature guaranteed, and thereupon a new registered bond or bonds of like aggregate principal amount will be issued to the transferee in exchange herefor, and the registered owner of this bond at his option may surrender the same for cancellation at said office and receive in exchange herefor the same aggregate principal amount of registered bonds of the same series but of other authorized denominations. No charge shall be made for any exchange of bonds of this series for other bonds of different authorized denominations or for any transfer of this bond, except that the Company at its option may require the payment of a sum sufficient to reimburse it for any tax or other governmental charge incident thereto.

     Neither the Company nor the Trustee shall be required to make transfers or exchanges of Bonds of the 2031 Series for a period of ten (10) days next preceding any designation of bonds of said series to be redeemed, and neither the Company nor the Trustee shall be required to make transfers or exchanges of any bonds designated in whole for redemption or that part of any bond designated in part for redemption. Subject to the provisions of the Fourteenth Supplemental Indenture, if this bond is surrendered for any transfer or exchange between the record date for any regular interest payment date and such interest payment date, the new bond will be dated such interest payment date. If this bond is surrendered for any transfer or exchange between such record date and such interest payment date, the Fourteenth Supplemental Indenture provides that in the event of any default in payment of the interest due on such payment date, such interest shall not be payable to the holder of the bond on the original record date but shall be paid to the registered holder of such bond on the subsequent record date established for payment of such defaulted interest.

     In case a default as defined in said Indenture shall occur, the principal of this bond may become or be declared due and payable before maturity in the manner and with the effect provided in said Indenture. The holders, however, of certain specified percentages of the bonds at the time outstanding, including in certain cases specified percentages of bonds of particular series, may in the cases, to the extent and under the conditions provided in said Indenture, waive past defaults thereunder and the consequences of such defaults.

     No recourse shall be had for the payment of the principal of or premiums, if any, or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of said Indenture, to or against any incorporator, stockholder, director or officer, past, present or future, as such, of the Company, or of any predecessor or successor corporation, either directly or through the Company, or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liabilities of incorporators, stockholders, directors and officers, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and being likewise waived and released by the terms of said Indenture.


                              [FORM OF ENDORSEMENT OF BONDS OF THE 2031 SERIES
                             WITH RESPECT TO PAYMENTS ON ACCOUNT OF PRINCIPAL]

                                      PAYMENTS ON ACCOUNT OF PRINCIPAL
----------------------------------------------------------------------------------------------------------
                                                          BALANCE OF
                                                           PRINCIPAL
                                                            AMOUNT
           DATE                 AMOUNT PAID                 UNPAID                    SIGNATURE
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

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--------------------------------------------------------------------------------------------------------
                     [FORM OF AUTHENTICATION CERTIFICATE FOR BONDS OF THE 2031 SERIES]

     This bond is one of the bonds of the series designated therein, referred to in the within-mentioned Indenture.

                                            SUNTRUST BANK, TRUSTEE,


                                            By:
                                               -----------------------------
                                                     Authorized Officer

     Section 1.05. Renewal and Replacement Fund. Notwithstanding the provision of Section 1.06 of the First Supplemental Indenture, as modified by
Section 2.02 of the Second Supplemental Indenture, that the covenants contained therein shall continue only so long as any of the First Mortgage Bonds, 3-1/4% Series due 1975 (hereinafter sometimes called the "Bonds of the 1975 Series") shall remain outstanding, the Company hereby covenants that the covenants made by the Company in said Section 1.06, as so modified, shall also continue so long as any of the Bonds of the 2031 Series shall remain outstanding.

     Section 1.06. Restriction on Payment of Dividends on Common Stock. The Company hereby covenants and agrees that, so long as any Bonds of the 2031 Series remain outstanding, the Company shall not (a) declare or pay any dividend (other than dividends payable in capital stock of the Company), or make any distribution on any shares of Common Stock of the Company, or (b) purchase or otherwise retire for a consideration (other than in exchange for, or from the proceeds of, other shares of capital stock of the Company and other than any class of preferred stock required to be purchased, redeemed or otherwise retired for any sinking or purchase fund for such class of stock) any shares of capital stock of the Company, if the aggregate amount so distributed or expended after December 31, 2000 would exceed the aggregate amount of the Company's net income available for dividends on its Common Stock accumulated after December 31, 2000, plus the sum of $2,500,000.

     Net income of the Company available for dividends on its Common Stock for the purpose of this Section shall mean the gross earnings of the Company, less all proper deductions for operating expenses, taxes (including income, excess profits and other taxes based on or measured by income or undistributed earnings or income for the determination of liability in respect of which the amount payable by the Company by way of interest is a deductible item), interest charges and other appropriate items, including provisions for maintenance, and provision for retirements, depreciation or obsolescence in an amount not less than the appropriation for renewals and replacements, as defined in Section 1.06 of the First Supplemental Indenture as amended by Section 2.02 of the Second Supplemental Indenture, after provision for all dividends accrued on any outstanding stock of the Company having preference over the Common Stock as to dividends, and otherwise determined in accordance with generally accepted accounting principles, provided, however, that in determining the net income of the Company for the purposes of this Section no deduction or adjustment shall be made for or in respect of (a) expenses in connection with the redemption or retirement of any securities issued by the Company, including any amount paid in excess of the principal amount or par or stated value of securities redeemed or retired or, in the event that such redemption or retirement is effected with the proceeds of sale of other securities of the Company, interest or dividends on the securities redeemed or retired from the date on which the funds required for such redemption or retirement are deposited in trust for such purpose to the date of redemption or retirement; (b) profits or losses from sales of property or other capital assets, or taxes on or in respect of any such profits; (c) any earned surplus adjustment (including tax adjustments) applicable to any period prior to January 1, 2002; and (d) amortization or elimination of utility plant adjustment accounts or other intangibles.

     Section 1.07. Extension of Certain Covenants to Bonds of the 2031 Series. Notwithstanding the provisions of Section 1.08 of the First Supplemental Indenture that the covenants contained therein shall continue only so long as any of the Bonds of the 1975 Series shall remain outstanding, the Company hereby covenants that the covenants made by the Company in said
Section 1.08 as modified by Section 2.05 of the Second Supplemental Indenture, shall also continue so long as any of the Bonds of the 2031 Series shall remain outstanding.

     Section 1.08. Duration of Effectiveness of Article 1. This Article shall be in force and effect only so long as any of the Bonds of the 2031 Series are outstanding.


                                   ARTICLE 2
                CREDITS WITH RESPECT TO BONDS OF THE 2031 SERIES

     Section 2.01. In addition to any other credit, payment or satisfaction to which the Company is entitled with respect to the Bonds of the 2031 Series, the Company shall be entitled to credits against amounts otherwise payable in respect of the Bonds of the 2031 Series in an amount corresponding to (i) the principal amount of any of the Company's Notes issued under the
Note Indenture surrendered to the Note Trustee by the Company, or purchased by the Note Trustee, for cancellation, (ii) the amount of money held by the Note Trustee and available and designated for the payment of principal of, and/or interest on, the Notes, regardless of the source of payment to the Note Trustee of such moneys and (iii) the amount by which principal of and interest due on the Bonds of the 2031 Series exceeds principal of and interest due on the Notes. The Note Trustee shall make notation on such Bonds authorized hereby of any such credit.

     Section 2.02. A certificate of the Company signed by the President of any Vice President, and attested to by the Secretary or any Assistant Secretary, and consented to by the Note Trustee, stating that the Company is entitled to a credit under Section 2.01 hereof or that Bonds of the 2031 Series have been canceled, and setting forth the basis therefor in reasonable detail, shall be conclusive evidence of such entitlement, and the Trustee shall accept such certificate as such evidence without further investigation or verification of the matters stated therein.

     Section 2.03. Notwithstanding anything in this Supplemental Indenture to the contrary the obligation of the Company to make payment with respect to the principal and premium, if any, and interest on the Bonds of the 2031 Series shall be deemed satisfied and discharged if at any time: (x) the Company shall have paid or caused to be paid the principal of and premium, if any, and interest on all the outstanding Notes, as and when the same shall have become due and payable, (y) the Company shall have delivered to the Note Trustee for cancellation all outstanding Notes, or (z) the Company shall have irrevocably deposited or caused to be irrevocably deposited with the Note Trustee as trust funds the entire amount in (A) cash, (B) U.S. Government obligations maturing as to principal and interest in such amounts and at such times as will insure the availability of cash, or (C) a combination of cash and U.S. Government obligations, in any case sufficient, without reinvestment, as certified by an independent public accounting firm of national reputation in a written certification delivered to the Trustee, to pay at maturity or the applicable redemption date (provided that notice of redemption shall have been duly given or irrevocable provision satisfactory to the Note Trustee shall have been duly made for the giving of any notice of redemption) all outstanding Notes, including principal and any premium and interest due or to become due to such date of maturity, as the case may be.

     When obligation of the Company to make payment with respect to the principal of and premium, if any, and interest on the Bonds of the 2031 Series shall be satisfied or deemed satisfied pursuant to this Section 2.03 hereof, the holders of Bonds of the 2031 Series shall, upon written request of the Company, deliver without cost to the Company all of the Bonds of the 2031 Series, together with such appropriate instruments of transfer or release as may be reasonably requested by the Company. All Bonds of the 2031 Series delivered to the Company in accordance with this Section 2.03 shall be delivered by the Company to the Trustee for cancellation.


                                    ARTICLE 3
                       ADDITIONAL COVENANTS OF THE COMPANY

     Section 3.01. Notwithstanding the provisions of Section 1.07(4) of the Original Indenture, as modified by Section 2.05(a) of the First Supplemental Indenture and Section 2.03 of the Second Supplemental Indenture, that the definition contained in said Section 1.07(4), as so modified, shall continue so long as any Bonds of the 1975 Series or First Mortgage Bonds, 3-3/4%
Series due 1978 (hereinafter sometimes called the "Bonds of the 1978 Series") shall be outstanding, the Company hereby covenants that the definition contained in said Section 1.07(4) as modified as aforesaid shall also apply to Bonds of the 2031 Series and continue in effect so long as any Bonds of the 2031 Series shall remain outstanding.

     Section 3.02. Notwithstanding the provisions of Section 1.07(7) of the Original Indenture, as modified by Section 2.05(c) of the First Supplemental Indenture and Section 2.04 of the Second Supplemental Indenture, that the definition contained in said Section 1.07(7), as so modified, shall continue so long as any of the Bonds of the 1975 Series or Bonds of the 1978 Series shall be outstanding, the Company hereby covenants that the definition contained in said Section 1.07(7) as modified as aforesaid shall also apply to Bonds of the 2031 Series and continue in effect so long as any Bonds of the 2031 Series shall remain outstanding.


                                    ARTICLE 4
                     MODIFICATION OF THE ORIGINAL INDENTURE

     Paragraph (3) of Section 1.06 of the Original Indenture as modified by
Section 2.04 of the First Supplemental Indenture is hereby amended by deleting from paragraph (3) the words "two and one-half (2-1/2) times" and substituting in place thereof the words "two (2) times" and the acceptance of any Bond of the Bonds of the 2031 Series by the holder thereof shall be deemed to constitute a consent to such amendment; provided, however, that such amendment shall not become effective until (a) a further Supplemental Indenture making it effective shall have been executed with the consent of the holders of not less than 75% in principal amount of the Bonds outstanding, including the holders of not less than 60% in principal amount of the Bonds of each series, at the time outstanding, other than Bonds of the 2031 Series and Bonds of any other series in respect of which the Supplemental Indenture creating the series provides that the acceptance of the Bonds of such series by the holder thereof shall be deemed to constitute a consent to such amendment, or (b) none of the Bonds of any series other than Bonds of the 2031 Series and any such other series shall be outstanding.


                                    ARTICLE 5
                                BONDS OUTSTANDING

     The total aggregate principal amount of First Mortgage Bonds of the Company issued and outstanding and presently to be issued and outstanding under the provisions of, and secured by the Indenture, will be $38,500,000; namely - $10,000,000 principal amount of First Mortgage Bonds, 9.57% Series due 2018 now issued and outstanding, $5,500,000 principal amount of First Mortgage Bonds, 10.03% Series due 2018 now issued and outstanding, $8,000,000 principal amount of First Mortgage Bonds, 9.08% Series due 2022 and $15,000,000 principal amount of First Mortgage Bonds, _______% Series due 2031 to be issued upon compliance by the Company with the provisions of
Section 3.03, Section 3.04 and/or Section 3.05 of the Original Indenture, as supplemented and modified.

                                    ARTICLE 6
                                SUNDRY PROVISIONS

     Section 6.01. The Company may enter into an agreement with the holder of any registered Bond without coupons of any series providing for the payment to such holder of the principal of and the premium, if any, and interest on such Bond or any part thereof at a place other than the offices or agencies therein specified and in a manner specified therein including payment by wire transfer, and for the making of notation, if any, as to principal payments on such Bond by such holder or by an agent of the Company or of the Trustee. The Trustee is authorized to approve any such agreement, and shall not be liable for any act or omission to act on the part of the Company, any such holder or any agent of the Company in connection with any such agreement.

     Section 6.02. This Fourteenth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, as supplemented and modified, and shall form a part thereof, and the Original Indenture, as heretofore supplemented and modified and as hereby supplemented and modified, is hereby ratified, approved and confirmed.

     Section 6.03. The recitals contained in this Fourteenth Supplemental Indenture are made by the Company and not by the Trustee and all of the provisions contained in the Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

     Section 6.04. Whenever reference is herein in this Fourteenth Supplemental Indenture made to a Section or Article of the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture, the Eleventh Supplemental Indenture, the Twelfth Supplemental Indenture and the Thirteenth Supplemental Indenture and such Section or Article has been modified, then such reference shall be to such Section or Article so modified whether or not expressly so stated.

     Section 6.05. Nothing in this Fourteenth Supplemental Indenture expressed or implied is intended or shall be construed to give to any person other than the Company, the Trustee, and the holders of the Bonds issued hereunder, any legal or equitable right, remedy or claim under or in respect of the Original Indenture, the First Supplemental Indenture, Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture, the Eleventh Supplemental Indenture, Twelfth Supplemental Indenture, the Thirteenth Supplemental Indenture, or this Fourteenth Supplemental Indenture or any covenant, condition or provision therein or herein or in the Bonds contained; and all such covenants, conditions and provisions are and shall be held to be for the sole and exclusive benefit of the Company, the Trustee and the holders of the Bonds and coupons issued hereunder.

     Section 6.06. The titles of Articles and any wording on the cover of this Fourteenth Supplemental Indenture are inserted for convenience only and are not a part thereof.

     Section 6.07. All the covenants, stipulations, promises and agreements in this Fourteenth Supplemental Indenture contained made by or on behalf of the Company or of the Trustee shall inure to and bind their respective successors and assigns.

     Section 6.08. Although this Fourteenth Supplemental Indenture is dated for convenience and for the purpose of reference as of September 1, 2002, the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgements hereto annexed.

     Section 6.09. In order to facilitate the recording or filing of this Fourteenth Supplemental Indenture, the same may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     Section 6.10. This Fourteenth Supplemental Indenture and each Bond of the 2031 Series shall be deemed to be a contract made under the laws of the State of Florida, and for all purposes shall be governed by and construed in accordance with the laws of said State. Nothing contained in this Section
6.10 shall be deemed in any manner to impair any of the rights of holders of any bonds previously issued under the Indenture.

     IN WITNESS WHEREOF, FLORIDA PUBLIC UTILITIES COMPANY has caused this Fourteenth Supplemental Indenture to be signed in its corporate name and behalf by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries; and SUNTRUST BANK in token of its acceptance of the trust hereby created has caused this Fourteenth Supplemental Indenture to be signed in its name and behalf by its President or one of its Vice Presidents or Second Vice Presidents and its seal to be hereunto affixed and attested by one of its Trust Officers, in token of its acceptance of the trust; all as of the day and year first above written.

                                    FLORIDA PUBLIC UTILITIES COMPANY


(Corporate Seal)
                                    By:
                                       ---------------------------------------
                                       John T. English,
                                       President and Chief Executive Officer
Attest:
       -------------------------
       Jack R. Brown, Secretary



                                    SUNTRUST BANK
(Seal)


                                    By:
                                       --------------------------------------
                                                         , Vice President
Attest:
        ------------------------
                 , Trust Officer

STATE OF FLORIDA           )
                           ) SS:
COUNTY OF PALM BEACH       )

     Before the undersigned, a Notary Public in and for said State and County, duly qualified, commissioned and sworn, personally came JOHN T. ENGLISH and JACK R. BROWN, each to me well known to be the identical persons described in and who executed the foregoing instrument and to be President and Secretary, respectively, of FLORIDA PUBLIC UTILITIES COMPANY, the corporation described in and which executed said instrument; and the said JOHN T. ENGLISH acknowledged and declared that he as President of said corporation and being duly authorized by it, freely and voluntarily, signed its name and caused its corporate seal to be affixed to and executed said instrument in the name of, for and on behalf of said corporation and as and for its act and deed. And the said JACK R. BROWN, acknowledged and declared that he as Secretary of said corporation, being duly authorized by it, freely and voluntarily affixed the corporate seal of said corporation to said instrument and executed and attested said instrument in the name of, for and on behalf of said corporation and as and for its act and deed.

     IN TESTIMONY WHEREOF, I do hereunto set my hand and official seal at the City of West Palm Beach in said State and County this ___ day of ________, 2001.



                                        --------------------------------------
                                                   (Notarial Seal)

STATE OF FLORIDA  )
                  ) SS:
COUNTY OF ORANGE  )

     Before the undersigned, a Notary Public in and for said State and County, duly qualified, commissioned and sworn, personally came _____________________________ and ___________________________, each to me well known to be the identical persons described in and who executed the foregoing instrument and to be a Vice President and Trust Officer, respectively, of SUNTRUST BANK described in and which executed said instrument; and the said ________________________ acknowledged and declared that he as Vice President of said corporation and being duly authorized by it, freely and voluntarily, signed its name and affixed its seal to and executed said instrument in the name of, for and on behalf of said corporation and as and for its act and deed. And said ______________________ acknowledged and declared that he as a Trust Officer of said corporation, being duly authorized by it, freely and voluntarily attested the execution and ensealing of said instrument in the name of, for and on behalf of said corporation and as and for its act and deed.

     IN TESTIMONY WHEREOF, I do here unto set my hand and official seal at the City of Orlando in said State and County this ___ day of _________,2001.



                                       --------------------------------------
                                                   (Notarial Seal)